                                                                    EXHIBIT 10.1



                                   VANS, INC.
                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT ("Agreement" herein) is entered into as of October 21, 1998, by and between VANS, INC., a Delaware corporation (the "Company"), and STEPHEN M. MURRAY ("Employee").

                  1. EMPLOYMENT AND DUTIES. The Company hereby employs Employee as Senior Vice President International Sales and Apparel of the Company on the terms and subject to the conditions contained in this Agreement. Employee shall be responsible for managing all aspects of the Company's international sales and apparel sales operations. Employee hereby accepts such employment and agrees to perform in good faith and to the best of Employee's ability all services which may be required of Employee hereunder, to do what is asked of him, and to be available to render services at all times and places in accordance with such directions, requests, rules and regulations made by the Company in connection with Employee's employment. Employee hereby acknowledges and understands the duties and services that are expected of him hereunder, and he hereby represents that he has the experience and knowledge to perform such duties and services. Employee shall, during the term hereof, devote Employee's full time and energy to performing his duties. Employee shall report to the President and Chief Executive Officer of the Company. Employee shall be based at the Company's corporate offices. Employee understands, however, that Employee may be required to travel within and out of the State of California to discharge his duties hereunder.

                  2. TERM OF EMPLOYMENT. The term of this Agreement shall commence as of the date hereof and shall terminate on October 20, 2001, unless sooner terminated as provided herein. This Agreement does not give Employee any enforceable right to employment beyond this term, and Employee agrees that he shall have no rights hereunder thereafter. AS PROVIDED FURTHER IN PARAGRAPH 11.1 BELOW, THIS AGREEMENT CONSTITUTES AN EMPLOYMENT AT-WILL THAT MAY BE TERMINATED AT ANY TIME BY COMPANY OR EMPLOYEE, WITH OR WITHOUT CAUSE, NOTWITHSTANDING THE THREE - YEAR TERM OF THIS AGREEMENT. IF EMPLOYEE IS TERMINATED WITHOUT CAUSE DURING THE TERM HEREOF, OR AFTER A "CHANGE IN MANAGEMENT OR CONTROL," AS DEFINED IN PARAGRAPH 11.5 BELOW, OR TERMINATES THIS AGREEMENT FOR "GOOD REASON," AS DEFINED IN PARAGRAPH 11.3 BELOW, EMPLOYEE'S SOLE REMEDY SHALL BE THE COMPENSATION SET FORTH IN PARAGRAPH 11.4 BELOW.


Initial _________                                              Initial__________
   Representative                                                      Employee
   of the Company

                  3. SALARY COMPENSATION. As salary compensation for Employee's services hereunder and all the rights granted hereunder by Employee to the Company, the Company shall pay Employee a gross salary of no less than $225,000.00 per annum. Employee's salary shall be payable in bi-weekly increments in accordance with the Company's payroll practices for salaried employees, upon the condition that Employee fully and faithfully performs Employee's services hereunder in accordance with the terms and conditions of this Agreement. The Company shall deduct and withhold from the compensation payable to Employee hereunder any and all amounts required to be deducted or withheld by the Company under the provisions of any statute, regulation, ordinance, or order and any and all amendments hereinafter enacted requiring the withholding or deducting from compensation payable to employees.

                  4. EXPENSE REIMBURSEMENT. Employee shall be reimbursed by the Company for all traveling, hotel, entertainment and other expenses that are properly and necessarily incurred by Employee, pursuant to the Company's policies on the same.

                  5. DEATH OR DISABILITY OF EMPLOYEE.

                           5.1  GENERAL.  In the  event of  Employee's  death
or "disability" (as such term is defined in Paragraph 5.2 hereof) while in the employ of the Company, this Agreement, and the compensation due to Employee pursuant to Paragraph 3 hereof, shall terminate upon the date of death or disability and the Company shall thereafter be required to make payments only to Employee, as provided in Paragraph 11.2 hereof. If Employee shall recover from such disability prior to the expiration date of the Agreement, this Agreement and Employee's employment hereunder shall be reinstated for the balance of the term of this Agreement.

                           5.2  DEFINITION  OF  DISABILITY.  Employee  shall be
deemed disabled if, in the sole opinion of the Company, Employee is unable to substantially perform the services required of Employee hereunder for a period in excess of 60 consecutive work days or 60 work days during any 90 work day period. In such event, Employee shall be deemed disabled as of such 60th workday.

                  6. RESTRICTIVE COVENANT. During the term of this Agreement, Employee shall (i) devote his full time and energy solely and exclusively to the performance of his duties described herein; (ii) not directly or indirectly provide services to or through any company or firm except the Company unless otherwise instructed by the Company; (iii) not directly or indirectly own, manage, operate, join, control, contribute to, or participate in the ownership, management, operation or control of or be employed by or connected in any manner with any enterprise which is engaged in any business competitive with or similar to that of the Company; and (iv) not render any services of any kind or character for Employee's own account of for any other person, firm or corporation without first obtaining the Company's consent in writing; PROVIDED,

HOWEVER, Employee shall have the right to perform such incidental services as are necessary in connection with Employee's (a) private passive investments where he is not obligated or required to, and shall not in fact, devote any managerial efforts, as long as such investments are not in companies which are in competition in any way with the Company; or (b) charitable or community activities, or in trade or professional organizations, PROVIDED THAT such incidental services do not interfere with the performance of Employee's services hereunder.

                  7. NON-SOLICITATION. Employee shall not, during the full term of this Agreement and for a period of one (1) year thereafter, for himself or on behalf of any other person, partnership, corporation or entity, directly or indirectly, or by action in concert with others, solicit, induce, suggest or encourage any person known to him to be an employee of the Company or any affiliate of the Company to terminate his or her employment or other contractual relationship with the Company or any of its affiliates.

                  8.  TRADE SECRETS AND RELATED MATTERS

                           8.1      DEFINITIONS.  For purpose of this Section 8:

                                    (a)     "RECORDS" means files, accounts,
records, log books, documents, drawings, sketches, designs, diagrams, models, plans, blueprints, specifications, manuals, books, forms, notes, reports, memoranda, studies, surveys, software, flow charts, data, computer programs, listing of source code, calculations, recordings, catalogues, compilations of information, correspondence, confidential data of customers and all copies, abstracts or summaries of the foregoing in any storage medium, as well as instruments, tools, storage devices, disks, equipment and all other physical items related to the business of the Company (other than merely personal items of a general professional nature), whether of a public nature or not, and whether prepared by Employee or not.

                                    (b)     "TRADE SECRETS" means confidential
business or technical information or trade secrets of the Company which Employee acquires while employed by the Company, whether or not conceived of, developed or prepared by Employee or at his direction and includes:

                                            (i)      Any  information or
compilation of information concerning the Company's financial position, financing, purchasing, accounting, marketing, merchandising, sales, salaries, pricing, investments, costs, profits, plans for future development, employees, prospective employees, research, development, formulae, patterns, inventions, plans, specifications, devices, products, procedures, processes, operations, techniques, software, computer programs or data;

                                            (ii)     Any  information or
compilation of information concerning the identity, plans, requirements, preferences, practices and methods of doing business on specific customers, suppliers, prospective customers and prospective suppliers of the Company;

                                            (iii) Any other information or "know
how" which is related to any product, process, service, business or research of the Company; and

                                            (iv)     Any  information  which
the Company acquires from another party and treats as its proprietary information or designates as "Confidential," whether or not owned or developed by the Company.

         Notwithstanding the foregoing, "Trade Secrets" do not include any of the following:

                                            (i)      Information  which is
publicly known or which is generally employed by the trade, whether on or after the date that Employee first acquires the information;

                                            (ii)     General  information  or
knowledge which Employee would have learned in the course of similar work elsewhere in the trade; or

                                            (iii) Information which Employee can
prove was known by Employee before the commencement of Employee's engagement by the Company;

                           8.2      ACKNOWLEDGMENTS. Employee acknowledges that:

                                    (a)     Employee's  relationship  with  the
Company will be a confidential relationship in which Employee will have access to and may create Trade Secrets.

                                    (b)     The Company uses the Trade Secrets
in its business to obtain a competitive advantage over its competitors who do not know or use that information.

                                    (c)     The  protection of the Trade Secrets
against unauthorized disclosure or use is of critical importance in maintaining the competitive position of the Company.

                           8.3      PROTECTION OF TRADE SECRETS.  Employee
shall not at any time, without the prior written consent of the Company, which may be withheld by it in its sole and absolute discretion, disclose any Trade Secret in any way except to employees of the Company, and shall not use any Trade Secret in any way except in connection with his or her duties to the Company.

                           8.4      RECORDS.

                                    (a)     OWNERSHIP.  All Records are and
shall remain the exclusive property of the Company.

                                    (b)     RETURN OF RECORDS.  At the
termination of this Agreement, Employee shall promptly return to the Company all records in Employee's possession or over which Employee has control.

                           8.5      PROHIBITED USE OF TRADE  SECRETS.  During
the term of this Agreement and for 12 months following termination of this Agreement, Employee shall not undertake any employment or consulting relationship (the "New Activity") if the loyal and complete fulfillment of his or her duties in the New Activity would inherently call upon Employee to reveal any Trade Secret.

                  9. OWNERSHIP OF MATERIAL AND IDEAS. Employee agrees that all material, ideas, and inventions pertaining to the business of the Company or of any client of the Company, including but not limited to, all patents and copyrights thereon and renewals and extensions thereof, trademarks and trade names, and the names, addresses and telephone numbers of customers, distributors and sales representatives of the Company, belong solely to the Company. Employee hereby assigns any rights he may have to any such property to the Company, and agrees to execute and deliver any documents which evidence such assignment.

                  10. EMPLOYEE PLANS, ETC. Employee shall be entitled to participate, to the same extent as most other officers of the Company, in any bonus compensation plan, stock purchase or stock option plan, group life insurance plan, group medical insurance plan and other compensation or employee benefit plans (collectively, "Plans") which are generally available to a majority of the other officers of the Company during the term hereof and for which Employee shall qualify. Employee further understands, however, that the Board of Directors, or such committee or person or persons designated by the Board of Directors, shall determine in its sole discretion (i) whether any Plans are made available to a majority of the officers of the Company; (ii) whether one or more Plans are adopted solely for the Chief Executive Officer and/or one or more (but not a majority) of the officers of the Company; (iii) whether one or more Plans are made available to a majority of the officers; and (iv) the amounts payable or the benefits provided thereunder to each participant in whole or in part. Employee agrees and acknowledges that he has no vested interest in the continuance of any Plan, and that no Plan in existence on the date of the Agreement has acted as a material inducement to Employee in entering into this Agreement. Notwithstanding anything to the contrary contained herein, the Company shall use its best efforts to cause the Compensation Committee of the Board of Directors to grant Employee an incentive stock option for 40,000 shares of the Company's Common Stock. Such option shall contain a five-year vesting schedule. Employee shall be entitled to participate in the Company's Fiscal 1999 Bonus Plan at a rate equal to 50% of his salary, with one-third of his Fiscal 1999 bonus guaranteed.

                  11.  TERMINATION.

                           11.1     "AT WILL" EMPLOYMENT.  This Agreement, and
Employee's employment, is at will, and the Company may, with or without notice, terminate this Agreement and all of the Company's obligations hereunder with or without "Cause." Employee may also terminate this Agreement at any time, for any reason, upon the giving of thirty (30) days' written notice to the Company; PROVIDED, HOWEVER, the Company may waive all or any portion of such notice period in its sole and absolute discretion. Termination by the Company for "Cause" means termination due to (i) Employee's conviction of a felony (which, through the lapse of time or otherwise is not subject to appeal); (ii) Employee's material refusal, failure or neglect without proper cause to perform adequately his obligations under this Agreement or follow the instructions of his supervisor(s); (iii) any negligence or willful misconduct by Employee; (iv) Employee's material breach of any of his fiduciary obligations as an executive officer of the Company; (v) Employee's material failure to adhere to the code of conduct and rules set forth in the Company's Employee Handbook, as amended or in existence from time to time; (vi) the death or disability of Employee; or (vii) the voluntary termination by Employee of his employment, except for "Good Reason" (as defined in Paragraph 11.3 hereof).

                           11.2     TERMINATION FOR CAUSE.  Upon termination for
Cause, the Company shall only be required to pay Employee (i) accrued salary compensation due to Employee as compensation for services rendered hereunder and not previously paid; (ii) accrued vacation pay; and (iii) any appropriate business expenses incurred by Employee in connection with his duties hereunder and approved pursuant to Section 4 hereof, all through the date of termination. Employee shall not be entitled to any severance compensation; bonus compensation, whether "vested" or unvested; or any other compensation, benefits or reimbursement of any kind.

                           11.3     TERMINATION FOR "GOOD REASON."  Employee may
terminate this Agreement for "Good Reason" (as hereinafter defined) upon thirty
(30) days written notice to the Company. The term "Good Reason" means (i) Employee is not appointed or is removed from the position of Senior Vice President International Sales and Apparel without Cause during the term of this Agreement; or (ii) without Employee's consent, a majority of the duties defined in Section 1 hereof are removed from Employee's responsibilities. The term Good Reason does not include a situation where certain of the duties defined in
Section 1 hereof are removed from Employee's responsibilities and are replaced with duties which have greater responsibility and/or authority than the duties which are removed. Unless Employee terminates this Agreement within thirty (30) days of learning from any source that the Company has acted so as to provide Good Reason for Employee to terminate this Agreement, and gives thirty (30) days' written notice of such termination, Employee's right to receive severance compensation pursuant to Paragraph 11.4 for such event shall be forever lost.

               11.4 SEVERANCE COMPENSATION. In the event (i) Employee terminates this Agreement for Good Reason in accordance with Paragraph 11.3 hereof; (ii) Employee is terminated for any reason (except death or disability) upon, or within six months following, a "Change in Management or Control (as such term is defined in Paragraph 11.5 hereof);" or (iii) Employee is terminated without Cause, the Company shall be obligated to pay severance compensation to Employee in an amount equal to his salary compensation (at the rate payable at the time of such termination) for a period of the lesser of (i) the remaining portion of the term of this Agreement, or (ii) six (6) months from the date of termination; PROVIDED, HOWEVER, if Employee is employed by a new employer, or as a consultant during such period, the severance compensation payable to Employee hereunder shall be reduced by the amount of compensation that Employee actually receives from the new employer, or as a consultant. However, Employee shall have a duty to inform the Company that he has obtained such new employment, and the failure to do so is a material breach of this Agreement. In such event, the Company shall be entitled to (i) cease all payments to Employee under this Paragraph 11.4; and (ii) recover any unauthorized payments to Employee in an action for breach of contract. Notwithstanding anything else in this Agreement to the contrary, solely in the event of a termination upon or following a Change in Management or Control, the amount of severance compensation paid to Employee hereunder shall not include any amount that the Company is prohibited from deducting for federal income tax purposes by virtue of Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision. In addition to the foregoing severance compensation, the Company shall pay Employee
(i) all compensation for services rendered hereunder and not previously paid;
(ii) accrued vacation pay; and (iii) any appropriate business expenses incurred by Employee in connection with his duties hereunder and approved pursuant to
Section 4 hereof, all through the date of termination. Employee shall not be entitled to any bonus compensation, whether vested or unvested; or any other compensation, benefits or reimbursement of any kind.

               11.5 DEFINITION OF "CHANGE IN MANAGEMENT OR CONTROL." The term "Change in Management or Control" means (i) the time that the Company first determines that any person and all other persons who constitute a group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act")) have acquired direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of the Company's outstanding securities, unless a majority of the "Continuing Directors" (as such term is hereinafter defined) approves the acquisition not later than ten (10) business days after the Company makes that determination, or (ii) the first day on which a majority of the members of the Company's Board of Directors are not "Continuing Directors." The term "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of that Board of Directors on the date of this Agreement, (iii) has been a member of that Board of Directors for the two years immediately preceding such date of determination, or (iv) was nominated for election or elected to the Board of Directors with the affirmative vote of the greater of (x) a majority of the Continuing Directors who were members of the Board at the time of such nomination or election, or (y) at least four Continuing Directors.

                 11.6     EXCLUSIVE REMEDY.  The payments referred to in this
Section 11 shall be exclusive and shall be the only remedy available to Employee for termination of his employment with the Company, regardless of the circumstances, reasons or motivation for any such termination. If Employee gives notice of termination of this Agreement, or if it becomes known that this Agreement will otherwise terminate in accordance with its provisions, the Company may, in its sole discretion, relieve Employee of his duties under this Agreement or assign Employee other duties and responsibilities to be performed until the termination becomes effective.

          12. SERVICES UNIQUE. It is agreed that the services to be rendered by Employee hereunder are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law and that a breach by Employee of any of the provisions contained herein will cause the Company irreparable injury and damage. Employee expressly agrees that the Company shall be entitled to injunctive or other equitable relief to prevent a breach hereof. Resort to any such equitable relief shall not be construed as a waiver of any of the rights or remedies which the Company may have against Employee for damages or otherwise.

          13. KEY MAN LIFE INSURANCE. During the term of this Agreement, the Company may at any time effect insurance on Employee's life and/or health in such amounts and in such form as the Company may in its sole discretion decide. Employee shall not have any interest in such insurance, but shall, if the Company requests, submit to such medical examinations, supply such information and execute such documents as may be required in connection with, or so as to enable the Company to effect, such insurance.

          14. VACATION. Employee shall have the right during each one year period of the term of this Agreement to take an aggregate of three weeks of vacation, with pay, at such times as are mutually convenient to Employee and to the Company.

          15.    OTHER BENEFITS.

                 15.1 EXPENSE REIMBURSEMENT FOR RELOCATION OF RESIDENCE. The Company shall, upon receipt of appropriate documentation from Employee, reimburse Employee for all actual and reasonable expenses incurred by Employee in relocating his residence from Massachusetts to Southern California, including the closing costs incurred by him in the sale of his Massachusetts residence. The Company shall have no obligation to purchase a new residence in Southern California for Employee or contribute to, or reimburse him for, the purchase price thereof, but in the event such purchase price exceeds $500,000, the Company shall contribute up to two percent (2%) of such purchase price to be applied toward the down payment of such purchase, and shall increase the principal amount of the "Loan" (defined in paragraph 15.2) by ten percent (10%).

                           15.2     LOAN. The Company shall, upon the request of
Employee, provide Employee with a loan of $50,000 which shall not bear interest and which shall be repaid by Employee in five equal annual installments.

                           15.3     ANNUAL TRIP TO THE U.K..  The Company shall
pay for one (1) round-trip coach-class airfare to the United Kingdom for Employee and each member of his immediate family each year during the term of this Agreement.

                           15.4     CAR ALLOWANCE.  The Company shall provide
Employee with a monthly car allowance of $500.00.

                  16. NOTICES. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication is given by personal delivery, telex, facsimile or telegram, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

         To the Company:     VANS, INC.
                             15700 Shoemaker Avenue
                             Santa Fe Springs, California 90670
                             Attn: General Counsel
                             562/565-8413 - facsimile

         To Employee:        Stephen M. Murray
                             (at the address set forth below his signature)

Any party hereto may change his or its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner aforesaid to the other party or parties hereto.

                  17. APPLICABLE LAW AND SEVERABILITY. This Agreement shall, in all respects, be governed by the laws of the State of California applicable to agreements executed and to be wholly performed within the State of California. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision contained herein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail but the provision of this Agreement which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

                  18. ATTORNEYS' FEES. In the event any action is instituted by a party to enforce any of the terms and provisions contained herein, the prevailing party in such action shall be entitled to such reasonable attorneys' fees, costs and expenses as may be fixed by the Court.

                  19. MODIFICATIONS OR AMENDMENTS. No amendment, change or modification of this Agreement shall be valid unless in writing and signed by all of the parties hereto. Further, any amendment, change or modification of this Agreement (including but not limited to the at-will nature of this Agreement as set forth in Section 2 and Paragraph 11.1 hereof) must be approved in advance by the Board of Directors of Company and reflected in the minutes of such Board's meetings or in an action by unanimous written consent.

                  20. SUCCESSORS AND ASSIGNS. All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

                  21. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and any and all prior agreements, understandings or representations are hereby terminated and canceled in their entirety and are of no further force or effect. Employee specifically acknowledges and agrees that the Company has not made any promises, assurances or guarantees regarding his employment or the Company's business or future prospects, and he has not relied on any such promises, assurances or guarantees in making his decision to become employed by the Company and relocate his residence to Southern California.

                  22. COUNTERPARTS. This Agreement may be executed in counterparts.

                  23. ARBITRATION OF EMPLOYMENT DISPUTES. Any dispute or controversy arising out of this Agreement or the employment relationship between Employee and the Company, including but not limited to, claims by Employee for wrongful termination, race discrimination, sex discrimination, age discrimination, discrimination based on nationality or religion, violation of Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, as amended, and the California Fair Housing and Employment Act, as amended, shall, at any time following the termination of Employee's employment, be submitted to final and binding arbitration that shall comply with the applicable arbitration rules of either the American Arbitration Association or the Judicial Arbitration and Mediation Service ("JAMS")/Endispute, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The cost of arbitration (including reasonable attorneys' fees) shall be borne by the losing party. The arbitration shall occur in Los Angeles, California and the parties hereby consent to the jurisdiction of the arbitrator and to service of process. EMPLOYEE HEREBY UNDERSTANDS THAT, BY SIGNING THIS AGREEMENT, HE IS AGREEING TO HAVE ANY CLAIM HEREUNDER, OR UNDER HIS EMPLOYMENT RELATIONSHIP WITH THE COMPANY, DECIDED BY NEUTRAL ARBITRATION AND IS GIVING UP THE RIGHT TO A JURY OR COURT TRIAL.

                  24. SURVIVAL OF CERTAIN PROVISIONS. Sections 7,8,9, and 23 of this Agreement shall survive the termination hereof.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


EMPLOYEE:                                            THE COMPANY:

                                                     VANS, INC.,
                                                     a Delaware corporation


___________________________                          By:________________________
Stephen M. Murray



___________________________                             ________________________
Address                                                 Title